Exhibit 99.1

Key Energy Services, Inc.	May 10, 2017
1301 McKinney Street Suite 1800 Houston, TX 77010
Contact: West Gotcher 713-757-5539

FOR IMMEDIATE RELEASE
Key Energy Services Reports First Quarter 2017 Earnings
HOUSTON, TX, May 10, 2017 - Key Energy Services, Inc. reported first quarter 2017 consolidated revenues of $101.5 million and a pre-tax GAAP loss of $47.1 million, or $2.33 per share. The results for the first quarter include $3.7 million of stock-based compensation expense, $3.1 million of professional fees and other expenses related to the Company’s financial restructuring, $0.5 million of severance expense, a $0.2 million charge for asset impairment and a $0.1 million gain on sale of assets. Excluding these items, the Company reported a pre-tax loss of $39.7 million, or $1.97 per share.
Overview and Outlook
Key’s President and Chief Executive Officer, Robert Drummond, stated, “During the first quarter, we made significant progress in our efforts to improve the financial performance of the reorganized company. In our U.S. segments, lower operating costs somewhat offset the revenue impact from an activity deferral by a large customer and heavy rains in California in our Rig Services segment and a seasonal slowdown of Coiled Tubing segment work in the Northeast. Excluding the impact of the aforementioned large customer and weather in California, our Rig Services revenue was up 8% sequentially, with revenue from our top 25 Rig Services customers up 11% sequentially. Overall, our discount recovery efforts generated some improvement but were dampened by the softness in oil prices during the quarter.
“Thus far in the second quarter, we continued to see increases in activity and additional traction on discount recovery, including some customers that are seeking to lock-in pricing for the second half of 2017. We are also seeing an increase in inquiries regarding equipment and crew availability for well maintenance and repair activity. We view these two dynamics as positive indicators of future demand.”
Drummond continued, “Our combined operating income margins in the U.S. were impacted by seasonal factors in the Northeast, weather in California and typical burden of unemployment taxes at the beginning of each year, combining for approximately 450 basis points of sequential margin erosion. Transitory equipment make-ready costs in advance of expected activity uplift impacted margins by approximately 110 basis points sequentially, in addition to approximately 360 basis points of margin impact related to new Management Incentive Plan equity compensation. Further, margins in the first quarter were impacted by approximately 90 basis points due to costs associated with a saltwater disposal well explosion due to a lightning strike.
“The absence of these costs and a full quarter of higher pricing achieved in the first quarter should produce revenue growth of 10% with strong incremental margins in the second quarter.”
Financial Overview
Upon emergence from Chapter 11 bankruptcy on December 15, 2016, the Company adopted fresh start accounting, which resulted in the Company becoming a new entity for financial reporting purposes. References to "Successor" relate to the financial position of the reorganized Key as of and subsequent to December 16, 2016; references to "Predecessor" refer to the financial position of Key as of and prior to December 15, 2016 and the results of operations through December 15, 2016. References to fourth quarter 2016 will reflect pro-forma results for the Predecessor and Successor entities.
The following table sets forth summary data for the first quarter 2017 and prior comparable quarterly periods:

	Successor		Predecessor
	Three Months Ended March 31, 2017	Period from December 16, 2016 to December 31, 2016	Period from October 1, 2016 to December 15, 2016	Three Months Ended March 31, 2016
Revenues	$101.5	$17.8	$90.9	$111.1
Net income (loss)	(46.9)	(10.2)	173.4	(81.6)
Diluted income (loss) per share	(2.33)	(0.51)	1.08	(0.51)
Adjusted EBITDA*	(11.0)	(4.9)	0.8	(10.7)
* Adjusted EBITDA does not exclude costs incurred in connection with the Company’s FCPA investigations.
U.S. Results
First quarter 2017 U.S. Rig Services revenues of $60.3 million were down 2.4% as compared to the fourth quarter 2016. First quarter operating loss was $2.1 million, or -3.5% of revenue, which included stock-based compensation expense of $0.4 million; excluding this item, normalized operating loss was $1.6 million, or -2.7% of revenue. The operating loss for the first quarter also includes approximately $1.1 million of incremental employment related taxes and $1.1 million of equipment make-ready costs. These results compare to fourth quarter operating loss of $12.3 million, or -20.0% of revenue. Excluding two transitory disruptions pertaining to heavy rains in California and an unplanned activity disruption by a large customer, our Rig Services revenue was up 8% sequentially, with revenue from our top 25 Rig Services customers up 11% sequentially, excluding the aforementioned large customer.
First quarter 2017 Fluid Management Services revenues of $17.9 million were down 0.5% as compared to the fourth quarter 2016. First quarter operating loss was $6.9 million, or -38.8% of revenue, which included $0.1 million of stock-based compensation expense and a gain on sale as of assets of $0.1 million; excluding these items, normalized operating loss was $6.9 million, or -38.8% of revenue. The operating loss for the first quarter also includes approximately $0.3 million of additional employment related taxes and $0.9 million of costs associated with an SWD damaged by lighting. These results compare to fourth quarter operating loss of $12.0 million, or -68.8% of revenue. Truck hours declined 7.2% sequentially due to customer transition related to discount recovery.
First quarter 2017 Coiled Tubing Services revenues of $5.3 million were down 30.3% as compared to the fourth quarter 2016 due to a seasonal slowdown in the Northeast of maintenance work that was not offset by activity gains in the Eagle Ford shale. First quarter operating loss was $2.3 million, or -42.8% of revenue, which included $0.1 million of stock-based compensation expense and $0.1 million of severance; excluding these items, normalized operating loss was $2.2 million, or -40.6% of revenue. These results compare to fourth quarter operating loss of $3.0 million, or -39.1% of revenue.
First quarter 2017 Fishing & Rental Services revenues of $15.9 million were up 2.9% as compared to the fourth quarter 2016. First quarter operating loss was $3.9 million, or -24.5% of revenue, which included $0.1 million of severance expense and a $0.1 million gain on sale of assets; excluding these items, normalized operating loss was $4.0 million, or -25.0% of revenue. These results compare to fourth quarter operating loss of $6.9 million, or -45.0% of revenue.
International Segment
First quarter 2017 International revenues were $2.1 million, down 64.8% as compared to fourth quarter 2016 revenues of $5.9 million. First quarter operating loss was $2.3 million, or -111.1% of revenues, which included severance of $0.3 million, a $0.2 million charge associated with an impairment of assets and a $0.1 million loss associated with the sale of assets; excluding these items, normalized operating income was $1.8 million, or -85.7% of revenue. These results compare to fourth quarter 2016 operating loss of $4.8 million, or -81.7% of revenues. During the first quarter, the Company entered into Letters of Intent with potential buyers of its remaining International operations and hopes to have the transactions closed by the end of the second quarter.
General and Administrative Expenses
General and Administrative (G&A) expenses were $31.0 million for the first quarter 2017 compared to $40.2 million in the prior quarter. First quarter G&A expenses included $3.5 million of stock-based compensation expense, $1.8 million in professional fees associated with the Company’s financial restructuring $0.7 million in higher employment related taxes and $0.1 million in severance. This compares to fourth quarter 2016 G&A expenses that included $6.0 million of settlement accruals, $3.1 million of professional fees associated with the Company’s financial restructuring, a $2.4 million expense related to financing and D&O policy expense, a $1.9 million expense related to vesting of equity compensation in bankruptcy, a $0.6 million charge associated with changes to vacation accrual policy and $0.7 million of severance expense. Excluding these items and International G&A of $1.4 million, G&A expense in the first quarter was $23.5 million as compared to $23.3 million in the fourth quarter.
Liquidity
As of March 31, 2017, the Company had total liquidity of $108.8 million, consisting of $82.7 million in unrestricted cash and $26.1 million of borrowing capacity available under the Company’s $100.0 million asset-based loan facility. This compares to total liquidity of $118.2 million at December 31, 2016, consisting of $90.5 million in unrestricted cash and $27.7 million of borrowing capacity available under the Company’s $100.0 million asset-based loan facility.
Conference Call Information
As previously announced, Key management will host a conference call to discuss its first quarter 2017 financial results on Thursday, May 11, 2017 at 10:00 a.m. CST. Callers from the U.S. and Canada should dial 888-794-4637 to access the call. International callers should dial 352-204-8973. All callers should ask for the "Key Energy Services Conference Call" or provide the access code 16486024. The conference call will also be available live via the internet. To access the webcast, go to www.keyenergy.com and select "Investor Relations."
A telephonic replay of the conference call will be available on Thursday, May 11, 2017, beginning approximately two hours after the completion of the conference call and will remain available for one week. To access the replay, call 855-859-2056 or 800-585-8367. The access code for the replay is 16486024. The replay will also be accessible at www.keyenergy.com under "Investor Relations" for a period of at least 90 days.

May 10, 2017

Consolidated Statements of Operations (in thousands, except per share amounts, unaudited):

	Successor		Predecessor
	Three Months Ended March 31, 2017	Period from December 16, 2016 to December 31, 2016	Period from October 1, 2016 to December 15, 2016	Three Months Ended March 31, 2016
REVENUES	$101,452	$17,830	$90,917	$111,088
COSTS AND EXPENSES:
Direct operating expenses	87,306	16,603	86,737	90,598
Depreciation and amortization expense	21,301	3,574	26,221	35,752
General and administrative expenses	30,996	6,501	33,653	46,245
Impairment expense	187	—	4,646	—
Operating loss	(38,338)	(8,848)	(60,340)	(61,507)
Interest expense, net of amounts capitalized	7,710	1,364	10,259	21,584
Other (income) loss, net	(240)	32	(1,778)	(1,231)
Reorganization items, net	1,340	—	(245,571)	—
Income (loss) before tax income taxes	(47,148)	(10,244)	176,750	(81,860)
Income tax (expense) benefit	289	—	(3,318)	246
NET INCOME (LOSS)	$(46,859)	$(10,244)	$173,432	$(81,614)
Income (loss) per share:
Basic and diluted	$(2.33)	$(0.51)	$1.08	$(0.51)
Weighted average shares outstanding:
Basic and diluted	20,096	20,090	160,449	160,047

May 10, 2017

Segment Revenue and Operating Income (in thousands, except for percentages, unaudited):

	Successor		Predecessor
	Three Months Ended March 31, 2017	Period from December 16, 2016 to December 31, 2016	Period from October 1, 2016 to December 15, 2016	Three Months Ended March 31, 2016
Revenues
U.S. Rig Services	$60,291	$8,549	$53,250	$58,988
Fluid Management Services	17,895	3,208	14,778	22,670
Coiled Tubing Services	5,341	1,392	6,275	9,531
Fishing & Rental Services	15,855	3,389	12,017	16,283
International	2,070	1,292	4,597	3,616
Consolidated Total	$101,452	$17,830	$90,917	$111,088

Operating Income (Loss)
U.S. Rig Services	$(2,087)	$(1,930)	$(10,416)	$(6,366)
Fluid Management Services	(6,937)	(1,138)	(10,884)	(6,272)
Coiled Tubing Services	(2,285)	(256)	(2,744)	(6,149)
Fishing & Rental Services	(3,877)	(265)	(6,669)	(4,012)
International	(2,300)	67	(4,876)	(5,060)
Functional Support	(20,852)	(5,326)	(24,751)	(33,648)
Consolidated Total	$(38,338)	$(8,848)	$(60,340)	$(61,507)

Operating Income (Loss) % of Revenues
U.S. Rig Services	(3.5)%	(22.6)%	(19.6)%	(10.8)%
Fluid Management Services	(38.8)%	(35.5)%	(73.7)%	(27.7)%
Coiled Tubing Services	(42.8)%	(18.4)%	(43.7)%	(64.5)%
Fishing & Rental Services	(24.5)%	(7.8)%	(55.5)%	(24.6)%
International	(111.1)%	5.2%	(106.1)%	(139.9)%
Consolidated Total	(37.8)%	(49.6)%	(66.4)%	(55.4)%

May 10, 2017

Following is a reconciliation of net loss as presented in accordance with United States generally accepted accounting principles (GAAP) to EBITDA and Adjusted EBITDA as required under Regulation G of the Securities Exchange Act of 1934.
Reconciliations of EBITDA and Adjusted EBITDA to net loss (in thousands, except for percentages, unaudited):

	Successor		Predecessor
	Three Months Ended March 31, 2017	Period from December 16, 2016 to December 31, 2016	Period from October 1, 2016 to December 15, 2016	Three Months Ended March 31, 2016
Net income (loss)	$(46,859)	$(10,244)	$173,432	$(81,614)
Income tax expense (benefit)	(289)	—	3,318	(246)
Interest expense, net of amounts capitalized	7,710	1,364	10,259	21,584
Interest income	(198)	(20)	(37)	(132)
Depreciation and amortization	21,301	3,574	26,221	35,752
EBITDA	$(18,335)	$(5,326)	$213,193	$(24,656)
% of revenues	(18.1)%	(29.9)%	234.5%	(22.2)%

Severance costs	473	—	745	6,843
Stock-based compensation	3,700	—	—	—
Restructuring items, net	1,340	—	(245,571)	—
Impairment expense	187	—	4,646	—
(Gain) loss on sales of assets	(147)	384	81	2,117
Restructuring professional fees	1,780	—	3,082	—
Settlement accruals	—	—	16,740	—
Vacation policy accrual change	—	—	3,396	—
Vesting of equity compensation in bankruptcy	—	—	1,991	—
Financing related and D&O policy tail expense	—	—	2,429	—
FCPA settlement	—	—	—	5,000
Other, net	—	—	46	—
Adjusted EBITDA*	$(11,002)	$(4,942)	$778	$(10,696)
% of revenues	(10.8)%	(27.7)%	0.9%	(9.6)%

Revenues	$101,452	$17,830	$90,917	$111,088
* Adjusted EBITDA does not exclude costs incurred in connection with the Company’s FCPA investigations.

May 10, 2017

	Three Months Ended March 31, 2017
	U.S. Rig Services	Fluid Management Services	Coiled Tubing Services	Fishing and Rental Services	International	Functional Support	Total
Net loss	$(2,091)	$(7,165)	$(2,278)	$(3,674)	$(1,952)	$(29,699)	$(46,859)
Income tax benefit	—	—	—	—	(292)	3	(289)
Interest expense, net of amounts capitalized	—	—	—	—	—	7,710	7,710
Interest income	—	—	—	—	(30)	(168)	(198)
Depreciation and amortization	7,324	5,808	1,413	5,950	525	281	21,301
EBITDA	$5,233	$(1,357)	$(865)	$2,276	$(1,749)	$(21,873)	$(18,335)
% of revenues	8.7%	(7.6)%	(16.2)%	14.4%	(84.5)%	—%	(18.1)%

Severance costs	10	7	63	52	286	55	473
Stock-based compensation	438	54	53	—	—	3,155	3,700
Restructuring cost, net	—	—	—	—	—	1,340	1,340
Impairment expense	—	—	—	—	187	—	187
(Gain) loss on sales of assets	—	(66)	—	(135)	54	—	(147)
Restructuring professional fees	—	—	—	—	—	1,780	1,780
Adjusted EBITDA*	$5,681	$(1,362)	$(749)	$2,193	$(1,222)	$(15,543)	$(11,002)
% of revenues	9.4%	(7.6)%	(14.0)%	13.8%	(59.0)%	—%	(10.8)%

Revenues	$60,291	$17,895	$5,341	$15,855	$2,070	$—	$101,452
* Adjusted EBITDA does not exclude costs incurred in connection with the Company’s FCPA investigations.

“EBITDA” is defined as income or loss attributable to Key before interest, taxes, depreciation, and amortization.

“Adjusted EBITDA” is EBITDA as further adjusted for certain non-recurring or extraordinary items such as impairment expense, severance expense, loss on debt extinguishment, gains or losses on asset sales, asset retirements and impairments, and certain non-recurring transaction or other costs.

EBITDA and Adjusted EBITDA are non-GAAP measures that are used as supplemental financial measures by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, to assess:

•	The financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of the Company’s assets to generate cash sufficient to pay interest on its indebtedness;

•	The Company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure; and

•	The Company’s operating trends underlying the items that tend to be of a non-recurring nature.

Normalized operating loss is a non-GAAP financial measure and is defined as operating loss plus or minus certain items such as impairment expense, severance expense, FCPA settlement costs and FCPA investigation costs. Normalized operating loss is used as a supplemental financial measure by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, primarily to compare the Company’s core operating and financial performance from period to period without regard to the many non-cash accounting charges or unusual expenses that have impacted the Company’s GAAP operating income and net income due to the severe downturn in the company’s business.

EBITDA, Adjusted EBITDA and normalized operating income have limitations as analytical tools and should not be considered an alternative to net income, operating income, cash flow from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA, Adjusted EBITDA and normalized operating income exclude some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations in using normalized operating loss as an analytical tool include that normalized operating loss excludes certain cash costs and losses actually incurred by the Company. Limitations to using EBITDA and Adjusted EBITDA as an analytical tool include:

•	EBITDA and Adjusted EBITDA do not reflect Key’s current or future requirements for capital expenditures or capital commitments;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements necessary to service, interest or principal payments on Key’s debt;

•	EBITDA and Adjusted EBITDA do not reflect income taxes;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Other companies in Key’s industry may calculate EBITDA and Adjusted EBITDA differently than Key does, limiting their usefulness as a comparative measure; and

•
EBITDA and Adjusted EBITDA are a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the Company’s senior secured credit facility, and therefore should not be relied upon for assessing compliance with covenants.

May 10, 2017

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature or that relate to future events and conditions are, or may be deemed to be, forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections and its management’s beliefs and assumptions concerning future events and financial trends affecting its financial condition and results of operations. In some cases, you can identify these statements by terminology such as “may,” “will,” “should,” “predicts,” “expects,” “believes,” “anticipates,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions and are subject to substantial risks and uncertainties and are not guarantees of performance. Future actions, events and conditions and future results of operations may differ materially from those expressed in these statements. In evaluating those statements, you should carefully consider the information above as well as the risks outlined in “Item 1A. Risk Factors,” in Key’s Annual Report on Form 10-K for the year ended December 31, 2016 and in other reports Key files with the Securities and Exchange Commission.

Key undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release except as required by law. All of Key’s written and oral forward-looking statements are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.

Important factors that may affect Key’s expectations, estimates or projections include, but are not limited to, the following: conditions in the oil and natural gas industry, especially oil and natural gas prices and capital expenditures by oil and natural gas companies; volatility in oil and natural gas prices; Key’s ability to implement price increases or maintain pricing on its core services; risks that Key may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed in its businesses; industry capacity; asset impairments or other charges; the periodic low demand for Key’s services and resulting operating losses and negative cash flows; Key’s highly competitive industry as well as operating risks, which are primarily self-insured, and the possibility that its insurance may not be adequate to cover all of its losses or liabilities; significant costs and potential liabilities resulting from compliance with applicable laws, including those resulting from environmental, health and safety laws and regulations, specifically those relating to hydraulic fracturing, as well as climate change legislation or initiatives; Key’s historically high employee turnover rate and its ability to replace or add workers, including executive officers and skilled workers; Key’s ability to incur debt or long-term lease obligations; Key’s ability to implement technological developments and enhancements; severe weather impacts on Key’s business; Key’s ability to successfully identify, make and integrate acquisitions and its ability to finance future growth of its operations or future acquisitions; Key’s ability to achieve the benefits expected from disposition transactions; the loss of one or more of Key’s larger customers; Key’s ability to generate sufficient cash flow to meet debt service obligations; the amount of Key’s debt and the limitations imposed by the covenants in the agreements governing its debt, including its ability to comply with covenants under its current debt agreements; an increase in Key’s debt service obligations due to variable rate indebtedness; Key’s inability to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and its inaccurate assessment of future activity levels, customer demand, and pricing stability which may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); risks affecting Key’s international operations, including risks affecting Key’s ability to execute its plans to withdraw from international markets outside North America; Key’s ability to respond to changing or declining market conditions, including Key’s ability to reduce the costs of labor, fuel, equipment and supplies employed and used in its businesses; Key’s ability to maintain sufficient liquidity; the adverse impact of litigation; and other factors affecting Key’s business described in “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2016, and other reports Key files with the Securities and Exchange Commission.

About Key Energy Services
Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Russia.